                                                                 EXHIBIT 4.13







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                        REGISTRATION RIGHTS AGREEMENT

                                   BETWEEN

                      SPANISH BROADCASTING SYSTEM, INC.

                                     AND

                           THE HOLDERS NAMED HEREIN



                         DATED AS OF NOVEMBER 9, 2000











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


                              TABLE OF CONTENTS

                                                                       Page
Section 1.     Definitions............................................... 1
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Section 2.     Required Registration......................................3
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Section 3.     Piggyback Registration.....................................4
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Section 4.     Holdback Agreement.........................................5
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Section 5.     Preparation and Filing.....................................5
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Section 6.     Expenses...................................................8
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Section 7.     Indemnification............................................8
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Section 8.     Information by Holder.....................................11
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Section 9.     Exchange Act Compliance...................................11
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Section 10.    Mergers, Etc..............................................11
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Section 11.    New Certificates..........................................11
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Section 12.    Termination...............................................11
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Section 13.    Successors and Assigns....................................12
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Section 14.    Assignment................................................12
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Section 15.    Severability..............................................12
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Section 16.    Entire Agreement..........................................12
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Section 17.    Notices...................................................12
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Section 18.    Modifications; Amendments; Waivers........................14
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Section 19.    Counterparts; Facsimile Signatures........................14
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Section 20.    Headings..................................................14
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Section 21.    Governing Law ............................................14
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Section 22.    Jurisdiction and Venue....................................14
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Section 23.    Waiver of Jury Trial .....................................15
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Section 24.    Lock-Up Agreements........................................15
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

               REGISTRATION RIGHTS AGREEMENT, dated as of November 9, 2000, between Spanish Broadcasting System, Inc., a Delaware corporation (together with any successors, the "Corporation"), and each of the Holders (as defined below) of Registrable Shares (as defined below). The identity of each of the Holders and the number of Registrable Shares owned thereby are set forth on Annex I hereto.

               The Holders have or are entitled to receive record ownership of shares of Common Stock (as defined below) in connection with the Purchase Agreements and/or the Release and Termination Agreement (each as defined below). The Corporation and each of the Holders deem it to be in their respective best interests to set forth the rights of the Holders in connection with public offerings and sales of Registrable Shares and are entering into this Agreement as a condition to or in connection with the Purchase Agreements (each as defined below).

               NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Corporation and each of the Holders hereby agree as follows:

SECTION 1.     DEFINITIONS.

               As used in this Agreement, the following terms shall have the following meanings:

               (a) "Affiliate" means, with respect to any Person (1) any director, officer or stockholder holding 5% or more of the capital stock (on a fully diluted basis) of such Person, (2) any spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or officer of such Person) and (3) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               (b) "Asset Purchase Agreement" shall mean the Asset Purchase Agreement, dated as of May 8, 2000, by and between the Corporation and New World Broadcasters Corp. ("New World").

               (c) "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

               (d) "Common Stock" shall mean any shares of Class A common stock, par value $.0001 per share, of the Corporation.

               (e) "Exchange Act" shall mean the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be amended and in effect from time to time.

               (f) "Holders" shall mean each of the registered holders of "Purchaser Shares", as such term is defined in and as such Holders have received such Purchaser Shares under or in connection with any of the Purchase Agreements.

               (g) "Holder Joinder" means a joinder agreement, substantially in the form of EXHIBIT A hereto, by which a Holder or its permitted transferee may become a Holder after the date hereof.

               (h)    "Holders' Counsel" has the meaning ascribed thereto in
Section 5(b).

               (i)    "Information" has the meaning ascribed thereto in
Section 5(h).

               (j)    "Inspectors" has the meaning ascribed thereto in Section
5(h).

               (k) "Material Transaction" means any material transaction in which the Corporation or any of its Subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, consolidation, tender offer or any other transaction that would require disclosure pursuant to the Exchange Act, and with respect to which the board of directors of the Corporation reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Corporation's or such Subsidiary's ability to consummate such transaction in a timely fashion or require the Corporation to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.

               (l) "910 Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of May 8, 2000, by and between New World, 910 Broadcasting Corp. and the Corporation.

               (m) "Other Shares" shall mean at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

               (n) "Person" shall be construed as broadly as possible and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint shares company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

               (o) "Primary Shares" shall mean at any time the authorized but unissued shares of Common Stock or shares of Common Stock held by the Corporation in its treasury.

               (p) "Purchase Agreements" shall mean the RCI Stock Purchase Agreement, the Asset Purchase Agreement and the 910 Stock Purchase Agreement.

               (q) "RCI Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of May 8, 2000 by and between the Corporation, Rodriguez

Communications, Inc. ("RCI"), and all of the stockholders of RCI (as the same may be amended, restated, supplemented or otherwise modified from time to time).

               (r) "Registrable Shares" means, at any time, shares of Common Stock issued to the Holders as Purchaser Shares in connection with the Purchase Agreements or BUYER SHARES under and as defined in the Release and Termination Agreement (as defined below), and includes Common Stock which may be issued as a dividend or distribution thereon. As to any particular Registrable Shares, such shares shall cease to be Registrable Shares when: (A) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to and in the manner described in such effective registration statement; (B) they are sold or distributed pursuant to Rule 144; or (C) they have ceased to be outstanding.

               (s) "Release and Termination Agreement" shall mean the Release and Termination Agreement, dated as of May 6, 2000, by and between RCI, Viva Broadcasting, LLC, Elias Liberman, Julio D. Liberman and Jason J. Liberman and the Corporation.

               (t) "Rule 144" shall mean Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

               (u) "Securities Act" shall mean the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

               (v) "Subsidiary" means, with respect to any Person, any other Person of which the securities having a majority of the ordinary voting power in electing the board of directors (or other governing body) of such other Person, at the time as of which any determination is being made, are owned by such first Person either directly or through one or more of its Subsidiaries.

SECTION 2.     REQUIRED REGISTRATION.

               The Corporation shall prepare and file, and use its best efforts to cause to become effective on or prior to March 15, 2001, a registration statement under the Securities Act covering all of the Registrable Shares and shall cause such registration statement to become effective and remain effective for one year from the Closing Date (as defined in the RCI Stock Purchase Agreement) plus the number of days during which offers and sales are discontinued pursuant to Section 5(g) or until all Registrable Shares cease to be Registrable Shares (if earlier) (the "Registration Period"). Such registration statement shall be on Form S-3 or any successor form promulgated by the SEC. In the event that the Corporation shall not be eligible to use Form S-3 for the purpose of registering the Registrable Shares, the Corporation shall be obligated to prepare, file and use its reasonable best efforts to cause to become effective a registration statement under the Securities Act covering all of the Registrable Shares on Form S-3 at the earliest practicable date thereafter it shall become eligible to use Form S-3. The offering of the Registrable Securities under this Section 2 shall not be pursuant to an underwritten offering. The Corporation shall use its best efforts to remain eligible to use Form S-3 or any successor form promulgated by the SEC. Notwithstanding the foregoing, the Corporation shall not be obligated to effect any such registration except in accordance with the following provisions:


               (a) The Corporation may delay the filing or effectiveness of any registration statement if (i) the Corporation is engaged, or has fixed plans to engage in a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Shares may include not less than 20% of the Registrable Shares pursuant to Section 3 or (ii) a Material Transaction exists and has not been consummated or canceled.

               (b) At any time before the registration statement covering the Registrable Shares becomes effective, the holders of a majority of the Registrable Shares may request the Corporation to withdraw or not to file the registration statement. In that event, and so long as such request of withdrawal shall not have been caused by, or made in response to, (i) the material adverse effect of an event on the business, properties, condition, financial or otherwise, or operations of the Corporation or (ii) adverse market conditions, the Corporation shall no longer be obligated to register the Registrable Shares pursuant to this Section 2 unless the expenses incurred by the Corporation through the date of such request in connection with such registration are reimbursed.

SECTION 3.     PIGGYBACK REGISTRATION.

               If the Corporation at any time proposes for any reason to register shares of Common Stock under the Securities Act (other than on Form S-4, F-4 or S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to all Holders of its intention to so register such shares and, upon the written request, delivered to the Corporation within 30 days after delivery of any such notice by the Corporation, of any such Holder to include in such registration the Registrable Shares of such Holder (which request shall specify the number of the Registrable Shares proposed to be included in such registration), the Corporation shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that, if the managing underwriter advises the Corporation that the inclusion of all of the Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares or Other Shares proposed to be registered by the Corporation, then the number of the Primary Shares, the Registrable Shares and the Other Shares proposed to be included in such registration shall be included in the following order of priority:

                      (i)    first, the Primary Shares;

                      (ii) second, the Other Shares and the Registrable Shares, pro rata, except to the extent that the holders of any Other Shares have the right to higher priority than the Registrable Shares pursuant to valid registration rights;



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                      (iii)  third, the Registrable Shares requested to be
included in such registration to the extent not included pursuant to clause
(ii); and

                      (iv) fourth, the Other Shares that have not been granted valid registration rights prior to the date hereof.

SECTION 4.     HOLDBACK AGREEMENT.

               If the Corporation at any time shall register shares of Common Stock under the Securities Act pursuant to Section 3 for sale to the public in an underwritten offering, the Holders shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for such shares of Common Stock or other securities of the Corporation (other than (i) those shares of Common Stock included in such registration pursuant to Sections 2 or 3, and (ii) any such sale, short sale, grant of any option for the purchase of, or other public disposition by such Holder (or any Affiliate of Holder) in its ordinary course of business) without the prior written consent of the Corporation for a period designated by the Corporation in writing to the Holder, which period shall begin not more than 10 days prior to the expected effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days (or such shorter period as the underwriters may agree) after the effective date of such registration statement. The Corporation shall obtain the agreement of any Person permitted to sell shares in a registration to be bound by and to comply with this Section 4 as if such Person was a Holder hereunder.

SECTION 5.     PREPARATION AND FILING.


               If, and whenever, the Corporation is under an obligation pursuant to this Agreement to use its best efforts to effect the registration of any of the Registrable Shares, the Corporation shall, as expeditiously as practicable:

               (a) use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective for the Registration Period;

               (b) furnish, at least five business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to counsel selected by the Holder (the "Holders' Counsel"), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Holders' Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

               (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Registration Period and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares and to comply with all the reporting requirements of the Exchange Act as more fully described in Section 10 herein;

               (d) notify in writing the Holders' Counsel promptly of (i) the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) the receipt by the Corporation of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose (and the Corporation shall use its best efforts to prevent the issuance thereof or, if issued, to obtain its withdrawal) and (iii) the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

               (e) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Holders reasonably request, to keep such registrations or qualifications in effect for so long as the registration statement covering such Registrable Shares remains in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Holders; provided that the Corporation will not be required to (i) qualify to do business generally in any jurisdiction where it would otherwise not be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process;

               (f) furnish to the Holders holding such Registrable Shares such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holders may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

               (g) notify on a timely basis the Holders of such Registrable Shares at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in subsection (a) of this Section 5, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Holders, prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

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

               (h) make available upon reasonable notice and during normal business hours, for inspection by Holders of such Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Holder or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Corporation determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors, unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such Information has been made generally available to the public. The Holders agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at the Corporation's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

               (i) use its best efforts to obtain from its counsel an opinion or opinions in customary form, naming the Holder holding such Registrable Shares as additional addressees or parties who may rely thereon;

               (j) provide a transfer agent and registrar (which may be the same entity and which may not be the Corporation) for such Registrable Shares;

               (k) list such Registrable Shares on any national securities exchange on which any shares of Common Stock are listed or, if shares of Common Stock are not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD"), or such other national securities exchange as the holders of a majority of such Registrable Shares shall request; and

               (l) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

               Each Holder of Registrable Shares which are being or have been registered pursuant to this Agreement shall provide to the Corporation, upon the request of the Corporation, such written information and materials as the Corporation may reasonably request in order to effect or maintain such registration. Each Holder of such Registrable Shares, upon receipt of any notice from the Corporation of any event of the kind described in Section 5(g), shall forthwith discontinue the disposition of such Registrable Shares pursuant to the registration statement


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

covering such Registrable Shares until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(g), and, if so directed by the Corporation, such holder shall deliver to the Corporation all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

SECTION 6.     EXPENSES.

               All expenses (other than underwriting discounts and commissions relating to the Registrable Shares, as provided in the last sentence of this
Section 6) incurred by the Corporation and all reasonable expenses incurred by the Holders in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NYSE, AMEX, NASD and other domestic or foreign exchanges, as applicable), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Corporation's counsel and accountants and reasonable fees and expenses of the Holders' Counsel, shall be paid by the Corporation; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares shall be borne by the holders selling such Registrable Shares, in proportion to the number of the Registrable Shares sold by each such holder.

SECTION 7.     INDEMNIFICATION.

               (a) In connection with any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless each Holder of Registrable Shares, each underwriter, broker or any other Person acting on behalf of the Holders of Registrable Shares and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any of the Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the holders of Registrable Shares, such underwriter, such broker or such other Person acting on behalf of the holders of Registrable Shares and each such other Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any of the Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by the holders of Registrable Shares specifically for use therein.

               (b) In connection with any registration of the Registrable Shares under the Securities Act pursuant to this Agreement, any seller of Registrable Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7(a)) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Shares and each Person who controls any of the foregoing Persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any of the Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or such underwriter through an instrument duly executed by such seller specifically for use in such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be in proportion to and limited to, in the case of each seller of Registrable Shares, an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

               (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Sections 7(a) and 7(b), such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7, then the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this
Section 7. The indemnifying party
shall not be liable to indemnify any indemnified party for any settlement of any claim or action effected without the consent of the indemnifying party. The indemnifying party may not settle any claim or action brought against an indemnified party unless such indemnified party is released from all and any liability as part of such settlement.

               (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, however, that, if the circumstances described in the proviso of Section 7(a) apply to the indemnified party, then the indemnifying party shall not be obligated to contribute with respect to such loss, claim, damage, liability or action to the extent set forth in such proviso. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) The Corporation and the sellers of Registrable Shares agree that it would not be just and equitable if contribution pursuant to
Section 7(d) were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Sections 7(c) and 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in subsection (d) of this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

SECTION  8.    INFORMATION BY HOLDER.

               Each seller of Registrable Shares shall furnish to the Corporation such written information and affidavits regarding such seller and the distribution proposed by the sellers as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

SECTION  9.    EXCHANGE ACT COMPLIANCE.

               The Corporation shall comply with all of the reporting requirements of the Exchange Act applicable to it (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission, including, without limitation, requirements to ensure the availability of Rule 144 for the sale of the Common Stock. The Corporation shall cooperate with the Holders in supplying such information as may be necessary for the Holders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

SECTION 10.    MERGERS, ETC.

               The Corporation shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Corporation shall not be the surviving corporation unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Corporation under this Agreement, and for that purpose references hereunder to "Registrable Shares" shall be deemed to include the common stock, if any, that holders of Registrable Shares would be entitled to receive in exchange for Common Stock under any such merger, consolidation or reorganization; provided, however, that, to the extent holders of Registrable Shares receive securities that are by their terms convertible into common stock of the issuer thereof, then only such shares of common stock as are issued or issuable upon conversion of said convertible securities shall be included within the definition of "Registrable Shares."

SECTION  11.   NEW CERTIFICATES.

               As expeditiously as possible after the effectiveness of any registration statement filed pursuant to this Agreement, the Corporation will deliver in exchange for any legended certificate evidencing Restricted Shares so registered, new stock certificates not bearing any restrictive legends, provided that, in the event less than all of the Restricted Shares evidenced by such legended certificate are registered, the holder thereof agrees that a new certificate evidencing such unregistered shares will be issued bearing the appropriate restrictive legend.

SECTION 12.    TERMINATION.

               This Agreement shall terminate and be of no further force or effect on the date on which there remain no Registrable Shares outstanding.

SECTION 13.    SUCCESSORS AND ASSIGNS.

               This Agreement shall bind and inure to the benefit of the Corporation and the Holders and, subject to Section 14, the respective successors and assigns of the Corporation and each Holder.

SECTION 14.    ASSIGNMENT.

               A Holder may assign its rights hereunder to any purchaser or transferee of Registrable Shares, including any Affiliate; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a Holder Joinder, whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of "Holder" herein and had originally been a party hereto.

SECTION 15.    SEVERABILITY.

               It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 16.    ENTIRE AGREEMENT.

               This Agreement, the Lock-Up Letter Agreements referred to in
Section 24 hereof, and the other writings referred to herein or delivered pursuant hereto, constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among such parties, written or oral, that may have related in any way to the subject matter of this Agreement or any other writings referred to herein.

SECTION 17.    NOTICES.

               All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied, sent by internationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                      (i) If to the Holders, at the addresses set forth on the signature pages hereto:

                           with a copy to:

                           Thompson & Knight L.L.P.
                           1700 Pacific Avenue
                           Suite 3300
                           Dallas, TX 75201-4693
                           Telephone: (214) 969-1575
                           Telecopy: (214) 969-1751

                           Attention: David L. Emmons, Esq.

                      (ii) If to the Corporation, to:

                           Spanish Broadcasting System , Inc.
                           3191 Coral Way, Suite 805
                           Miami, Florida 33145
                           Telephone: (305) 476-2900
                           Telecopy: (305) 446-5148
                           Attention: Joseph A. Garcia

                           with a copy to:

                           Kaye, Scholer, Fierman, Hays & Handler, LLP
                           425 Park Avenue
                           New York, New York  10022
                           Telephone: (212) 836-8000
                           Telecopy: (212) 836-8689
                           Attention: William E. Wallace, Jr.

               All such notices and other communications shall be deemed to have been given and received (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of delivery by internationally-recognized overnight courier, on the first business day following such dispatch and (c) in the case of mailing, on the third business day following such mailing.

SECTION 18.    MODIFICATIONS; AMENDMENTS; WAIVERS.

               The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Corporation and the holders of at least a majority of the Registrable Shares then outstanding; provided, however, that no such modification, amendment or waiver that would treat any holder of Registrable Shares then outstanding in a non-ratable, discriminatory manner shall be made without the prior written consent of such holder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

SECTION 19.    COUNTERPARTS; FACSIMILE SIGNATURES.

               This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed signature page to this Agreement.

SECTION 20.    HEADINGS.

               The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION 22.    GOVERNING LAW.

               This Agreement will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule.

SECTION 23.    JURISDICTION AND VENUE.

               (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself or himself and its or his property, to the exclusive jurisdiction of any New York court or federal court of the United States of America sitting in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any of the courts referred to in Section 22(a). Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (c) The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

SECTION 23.    WAIVER OF JURY TRIAL.

               EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

SECTION 24.    LOCK-UP AGREEMENTS.

               Each of the Holders is a party to a Lock-Up Agreement in favor of the Company. None of the terms and conditions hereof shall be interpreted to waive any restrictions contained in such Lock-Up Letters and the Holders agree to be bound by such Lock-Up Letters in accordance with their respective terms and conditions.


                                    * * * * *

               IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

                                    SPANISH BROADCASTING SYSTEM, INC.


                                    By: /s/ Joseph A. Garcia
                                       ------------------------------------
                                       Name: Joseph A. Garcia
                                       Title: Ex. VP & CFO


                                    HOLDERS

                                    The Marcos and Sonya Rodriguez Family Trust

                                    By: /s/ James L. Anderson
                                       ------------------------------------
                                       Name: James L. Anderson
                                       Title:
                                       Address:

                                       Telephone:
                                       Fax:


                                    Marcos A. Rodriguez
                                    /s/ Marcos Rodriguez
                                    ---------------------------------------
                                    Name: Marcos Rodriguez
                                    Address:

                                    Telephone:
                                    Fax:

                                    Charles J. Brooks
                                    /s/ Charles J. Brooks
                                    ---------------------------------------
                                    Name: Charles J. Brooks
                                    Address:

                                    Telephone:
                                    Fax:

                                     New World Broadcasters Corp.

                                     By: /s/ James L. Anderson
                                        ------------------------------------
                                        Name: James L. Anderson
                                        Title:
                                        Address:

                                        Telephone:
                                        Fax:


                                     The Julio and Ida Liberman Trust

                                     By: /s/ Julio D. Liberman
                                        ------------------------------------
                                        Name: Julio D. Liberman
                                        Title: Trustee
                                        Address:

                                        Telephone:
                                        Fax:


                                     The Elias and Miriam Liberman Trust

                                     By: /s/ Elias Liberman
                                        ------------------------------------
                                        Name: Elias Liberman
                                        Title: Trustee
                                        Address:

                                        Telephone:
                                        Fax:


                                     BlueStone Capital Partners, L.P.

                                     By: /s/ Matthew D. Castagna
                                        ------------------------------------
                                        Name:
                                        Title:
                                        Address:

                                        Telephone:
                                        Fax:

                                     ANNEX I

                          HOLDERS OF REGISTRABLE SHARES


Holder                                                    Number of Registrable Shares
------                                                    ----------------------------
The Marcos and Sonya Rodriguez Family Trust                       2,958,844

Marcos A. Rodriguez                                                  20,008

Charles J. Brooks                                                    20,877

New World Broadcasters Corp.                                        484,092

BlueStone Capital Partners, L.P.                                     70,459

The Julio and Ida Liberman Trust                                    310,543

The Elias and Miriam Liberman Trust                                 576,722

                                    EXHIBIT A

                                 HOLDER JOINDER

               By execution of this Holder Joinder, the undersigned agrees to become a party to that certain Registration Rights Agreement, dated as of ___________ __, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Registration Rights Agreement"), among __________, Spanish Broadcasting System, Inc. and the other persons from time to time party thereto. The undersigned shall have all the rights, and shall observe all of the obligations, applicable to a Holder (as defined in the Registration Rights Agreement).

Name:
     -------------------------

Address for Notices:                            with copies to:

-----------------------------------------------

-----------------------------------------------
Telephone:
-----------------------------------------------
Fax:
-----------------------------------------------
                                                Signature:
                                                          ----------------------
Date:
     ------------------------------------------